Exhibit 10.2
                                  ------------

         PRODUCTION, MARKETING AND PRODUCT DEVELOPMENT SUPPORT AGREEMENT

         This Production, Marketing and Product Development Support Agreement (this "Agreement") is made as of February 1, 2002, by and between Span-America Medical Systems, Inc., a South Carolina corporation ("Company"), and VADUS, Inc., a Delaware corporation ("VADUS").

                                    RECITALS

A.       Company is engaged in the medical supply business.

B.       VADUS  has  been   engaged  in  the   medical   product   development,
         manufacturing and marketing business and has acquired significant experience and expertise in such areas.

C. Pursuant to that certain Asset Purchase Agreement between Company and VADUS of even date (the "Purchase Agreement"), Company is acquiring certain assets of VADUS, including tangible and intellectual property associated with catheter products previously created, manufactured and marketed by VADUS.

D. Company wishes to retain VADUS to assist Company in the start up of operations relating to the production and marketing of products based on the assets acquired pursuant to the Purchase Agreement and with the development of future products and VADUS wishes to provide Company with such services.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.       Scope of Work

         VADUS will perform the consulting services for Company or one of its affiliated corporations (together, the "Company") described in Schedule 1 (the "Services"), as may from time to time be requested by the Company during the Term (as defined herein) of this Agreement. For purposes of this Agreement, the term "Field" shall mean peripheral intravenous catheter products, including peripherally inserted central catheter lines and arterial lines.

2.       Compensation

     a. Fees. As compensation for the Services performed pursuant to the Agreement which relate to the Field, Company will pay VADUS an annul fee in the amounts set forth below, which shall be paid in equal installments by the tenth day of each month during the Term of this Agreement, and pro-rated for partial months:

                i.       Year One - $200,000.00;
                ii.      Year Two - $175,000.00; and
                iii.     Year Three - $150,000.00.

     b.  Expenses.  Company shall  reimburse  VADUS for the  following  expenses
actually  incurred  in  connection  with  the  Services   furnished  under  this
Agreement:

               i. Reasonable travel expenses (not including relocation expenses and normal daily working and commuting expenses);

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                ii. Component materials required for the development of proto-
                type products as required  under  this  Agreement,   but  not
                including  standard laboratory  supplies;
                iii. Molds and other tooling required for the development of proto-type products; and
                iv. Technician labor required for the production of proto-type products.

All such expenses must be authorized in advance by Company, except for the travel related expenses identified in item i. of this Section 2.b. that do not exceed $500.00 per trip in total. The Company shall reimburse all such expenses within fifteen days after receipt of written invoices, which invoices shall be accompanied by supporting documents reasonably satisfactory to the Company regarding all such expenses. The parties agree that VADUS may incur expenses in delivery of the Services other than those listed in this Section 2.b (the "Other Expenses"). Company will not reimburse VADUS for any Other Expenses, unless VADUS has obtained prior authorization for such Other Expenses from Company, where such authorization for such Other Expenses is solely in the discretion of Company.

     c. Fees for Nonfield Services. For all Services rendered by VADUS that do not relate to the Field ("Nonfield Services"), Company shall pay VADUS such fees as VADUS and Company shall negotiate and memorialize in writing before VADUS renders any such Nonfield Services. Such Nonfield Services shall be provided on a project basis.

3.       Manner of Performance

     a. Experience; Quality. VADUS represents and warrants that VADUS has the requisite expertise, ability, and legal right to render the Services and will perform the Services with care, skill, and diligence, in accordance with applicable industry standards, and shall be responsible for the professional quality, technical accuracy, completeness, and coordination of all reports, designs, drawings, plans, information, specifications, and other items and services furnished under this Agreement.

     b. Compliance with Laws. VADUS shall comply with all applicable federal, state, and local laws, ordinances, codes, and regulations in performing the Services.

     c. Employees; Key Personnel. Each of VADUS' employees performing Services will have the expertise to perform assigned Services in an efficient manner. John Marano is considered the key person for this Agreement and shall commit his full time efforts to providing the Services during the Term of this Agreement. Substitutions for John Marano or substantial reductions in his performance shall not be made without the prior written consent of Company.

     d. Conduct on Company Premises. VADUS and employees of VADUS, when on Company's premises, will comply with Company's policies with respect to conduct of visitors.

4.      Confidentiality

     a. VADUS' Obligation. In the course of this relationship, it is anticipated that VADUS will learn information that Company regards as confidential or proprietary (collectively, "Proprietary Information"). Except as may be necessary in the ordinary course of performing its duties under this Agreement, VADUS will keep confidential all Proprietary Information which VADUS may acquire with respect to Company's business, including, but not limited to, information developed by VADUS in the course of performance of the Services and information relating to new products, customers, pricing, know-how, processes, and practices. Notwithstanding the foregoing, this Agreement shall not apply to any disclosures of Proprietary Information (i) which was known by VADUS prior the date hereof as may be established by prior documentation;(ii) which is or becomes generally known to the public through no fault of VADUS; (iii) is subsequently rightfully obtained by VADUS from a third party, provided said third party did not derive such information from VADUS or at VADUS' request and is otherwise legally permitted to disclose such Proprietary Information; or (iv) pursuant to any court order or other operation of law. It is also understood that, at all such times, VADUS is free to use information that is generally

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known in the trade or  industry,  which is not gained as a result of a breach of this Agreement. VADUS will not disclose to others, without Company's consent, the fact that it is acting on behalf of Company and will not publish on the subject of this consulting relationship without the written consent of Company. This undertaking to keep information confidential will survive the termination of this Agreement. VADUS will require each of its employees performing Services to execute a written acknowledgement of and consent to be bound by the obligations of confidentiality set forth in this Section 4.a. At the termination of this Agreement, VADUS will return to Company all drawings, specifications, manuals, and other printed or reproduced material (including information stored on machine readable media) provided by Company to VADUS and all copies of such information made by VADUS or its employees.

     b. Company's Obligation. If Company does not exercise the right granted under Section 5.b., any confidential or proprietary information of VADUS disclosed or otherwise provided to Company pursuant to Section 5.b. of this Agreement ("VADUS Information") shall be held in confidence by the Company and not disclosed to others or used by Company without VADUS' consent. If Company does not exercise the right granted under Section 5.b, Company shall return to VADUS all VADUS Information related to the product or process that is the subject of right granted under Section 5.b. and not exercised by Company. Notwithstanding the foregoing, this Agreement shall not apply to any disclosures of VADUS Information (i) which was known by Company prior the date hereof as may be established by prior documentation;(ii) which is or becomes generally known to the public through no fault of Company; (iii) is subsequently rightfully obtained by Company from a third party, provided said third party did not derive such information from Company or at Company's request and is otherwise legally permitted to disclose such VADUS Information; or (iv) pursuant to any court order or other operation of law.


5.      Relationships with Others

     a. Exclusivity. During the term of this Agreement and for one year after its termination date, neither VADUS nor its employees performing the Services will perform services in the area in which VADUS actually has consulted under this Agreement for any other entity engaged in the development, manufacture, distribution, or sale of (i) human or veterinary peripheral intravenous catheter products or services, (ii) products and services that compete with any products or services of Company created or derived from the Services rendered under this Agreement, or (iii) products or services that would infringe any patent acquired by Company under the Purchase Agreement or compete with any products or services derived from such patents.

     b. Right of First Refusal. VADUS has the right to develop products and processes not included in Section 5.a. either for its benefit or for the benefit of an independent third party paying value for such products or process. The right to commercialize, including manufacturing, distribution and selling, all such products and processes created by VADUS, but not developed for an independent third party who is paying VADUS fair value for such development services, shall first be offered in writing to Company ("Offer Notice") upon reduction to practice by VADUS. Such Offer Notice shall be delivered as described in Section 11.c. Company shall have 120 days from receipt of such Offer Notice to exercise its right to commercialize such product or process by giving VADUS written Notice of exercise. If Company exercises the right, the parties shall negotiate the terms of commercialization in good faith. If Company does not exercise the right or fails to negotiate in good faith, VADUS shall be free to pursue commercialization of such products or processes, subject to the limitations of this Agreement.

6.      Independent  Contractor
     VADUS is an independent contractor, not an employee or agent of Company. Nothing in this Agreement shall render VADUS, or any of its agents or employees, an employee or agent of Company, nor authorize or empower VADUS or its agents or employees to speak for, represent, or obligate Company in any way. Company

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recognizes  that VADUS  retains all the rights and  privileges  of an  employer,
including,  but  not  limited  to,  the  right  to  hire,  direct,   discipline,
compensate, and terminate its employees assigned to the Company account. VADUS shall pay all wages, salaries, and other amounts due its agents or employees in connection with this Agreement and shall be responsible for all reports and obligations respecting them relating to social security, income tax withholding, unemployment compensation, workers' compensation, and similar matters.

7.      Intellectual  Property

     a. Definition. In this Agreement, "Intellectual Property" means all works, including all ideas, inventions, discoveries, and improvements, whether or not patentable; literary works, pictorial, graphic, and sculptural works, architectural works, works of visual art, and any other work that may be the subject matter of copyright protection; advertising and marketing concepts; information; data; formulas; designs; models; drawings; computer programs; including all documentation, related listings, design specifications, and flowcharts, trade secrets, and any inventions including all processes, machines, manufactures and compositions of matter and any other invention that may be the subject matter of patent protection; and all statutory protection obtained or obtainable thereon.

     b. Ownership; Assignment. Each work that is copyrightable will be considered a work made for hire pursuant to the United States Copyright Act, 17 U.S.C. ss.ss. 101 et seq., and the authorship and copyright of the work shall be in Company's name to the extent permitted by law. VADUS hereby assigns to Company all worldwide right, title and interest in and to Intellectual Property created, made, conceived, reduced to practice, or authored by VADUS, or any persons provided by VADUS either solely or jointly with others, during the performance of the Services or with the use of information, materials, or facilities of Company received by VADUS during the term of this Agreement. Company shall be free to make, have made, use and sell products utilizing the Intellectual Property assigned to Company. Notwithstanding the foregoing, Company has obligations to pay royalties and other compensation to VADUS for use of certain of the Intellectual Property that are independent of this Agreement.

     c. Disclosure. VADUS shall promptly disclose to Company all Intellectual Property in the Field created by VADUS during the term of this Agreement.

     d. Cooperation. VADUS shall execute or cause to be executed, all documents and perform such acts as may be necessary, useful or convenient to secure for Company statutory protection throughout the world for all Intellectual Property assigned to Company pursuant to this Section 7.

     e. Evidence of Assignment by VADUS' Employees. VADUS shall either (i) provide Company with a copy of a written agreement with each of its employees prior to their working hereunder through which all rights to Intellectual Property created, made, conceived, reduced to practice, or authored by VADUS's employee(s) within the scope of employment by VADUS in the performance of this Agreement are owned by VADUS and thereby subject to the preceding assignment; or
(ii) require that the persons it provides to perform the services under this Agreement shall execute an instrument assigning such Intellectual Property to Company prior to commencing work under this Agreement, the form of which is attached hereto as Exhibit B.

     f. Disclosures to Company. If during the term of this Agreement VADUS discloses any copyrightable works, inventions, discoveries, or ideas in the Field to Company which were conceived or written prior to this Agreement ("Other Works") and not disclosed to Company in Schedule 5.24(c) of the Purchase Agreement, Company will have no liability to VADUS because of its use of such Other Works, except liability for infringement of any valid copyright or patent now or hereafter issued thereon. The provisions of this Section 7.f. do not supersede, invalidate, or otherwise void any limitations that bind the Company to treat Other Works in a manner other than set forth herein.

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8.      Term and Termination

     a. Term. The term of this Agreement shall commence upon the Effective Date and shall terminate on the third year anniversary thereafter, unless terminated earlier as provided herein (the "Term"). The Effective Date shall mean the Closing Date as that term is defined in the Asset Purchase Agreement by and between VADUS and Company, dated February 1, 2002 (the "Purchase Agreement"). In the event that the Closing, as defined in the Purchase Agreement, never occurs and the Purchase Agreement is terminated, this Agreement shall become null and void simultaneous with the termination of the Purchase Agreement.

     b. Termination for Cause. Company may terminate this Agreement effective the day of notice by giving VADUS written notice of termination if VADUS:

          i. breaches any of its material obligations under this Agreement;
          ii. fails to provide the standard of performance of Services that substantially meets Company's reasonable expectations; or
          iii. fails at any time to provide the contracted Services defined in Schedules 1; or
          iv. is no longer able to provide the services of John Marano as required by Section 3.c.

     c. Effect of  Termination.  If this  Agreement  is  terminated  pursuant to
Section 8.b., Company's remaining obligation under this Agreement shall all cease, except, Company shall pay VADUS for Services rendered and expenses incurred up to the termination date.

9.      Indemnification

     a. Definitions. As used in this Agreement, "Indemnify" means to indemnify, defend and hold harmless the indemnified party (including each of its officers, directors, employees and agents). "Claims" means all claims, actions, demands, losses, findings, causes of action, penalties, determinations, and fines, including reasonable attorneys' fees.

     b. VADUS's Acts or Ommissions. VADUS shall Indemnify Company from all Claims arising from acts or omissions on the part of VADUS or its employees that result in:

               i. Loss, damage to or destruction of property of Company or third parties;

               ii. Injuries or death to employees of VADUS, except as may result from the gross negligence or willful misconduct of Company or its employees, agents or contractors, wherein Company shall indemnify VADUS; or

               iii. Injuries or death to any person, including but not limited to employees or invitees of Company.

However, nothing in this Section 9.b.iii. shall create any indemnification liability obligation on the part of VADUS for any portion of Claims that are products liability claims.

     c. Characterization of Company as Employer. VADUS shall Indemnify Company from all Claims whereby Company is deemed or considered to be the employer of any personnel that VADUS assigns to Company pursuant to this Agreement.

     d.  General.  The  following  applies to all  Indemnities  provided in this
Agreement: Promptly after receipt by an indemnified party of Notice of a Claim, the indemnified party shall give Notice to the indemnifying party. The failure of the indemnified party to give such Notice shall not relieve the indemnifying party of any of its indemnity obligations except to the extent that the indemnifying party is actually prejudiced by such failure. The indemnifying party shall assume and control the defense of any Claim subject to indemnification hereunder. The indemnified party shall have the right, at its own expense, to participate in the defense of any covered Claim without relieving the indemnifying party of any obligation of indemnity, although the

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indemnifying  party  shall  control the  defense.  The  indemnified  party shall cooperate in its defense, and any out-of-pocket costs incurred in such cooperation shall be born by the indemnifying party. The indemnifying party shall have the right to consent to judgment or to settle a Claim only if (i) it will fully satisfy the judgment or pay the Claim in full; (ii) any Claim against the indemnified party will be dismissed with prejudice or barred; and (iii) no nonmonetary relief (including, without limitation, an injunction) will remain against the interests of the indemnified party.

     e. Intellectual Property Infringement. If a third party Claims that the methods, apparatus, or any other technologies or tools used by VADUS in delivering the Services, including computer programs, infringe any patent, copyright, or trade secret, VADUS will (as long as Company is not in default under this Agreement) defend and hold harmless Company against such Claim at VADUS' expense. VADUS also shall pay and Indemnify Company for all damages that a court finally awards. In addition to paying such damages, if such a Claim is made or appears possible, VADUS may, at its sole option, secure for Company the right to continue to use the Services, modify or replace the Services so they are noninfringing, or, if neither of the foregoing options is available in VADUS' judgment, require Company to return the Services for a credit equal to the fees paid for the infringing Services.

10. Limitation of Liability

     In no event shall either of the parties hereto be liable to the other for the payment of any consequential, incidental, indirect, or special damages, including lost profits. The cumulative liability of VADUS to Company for all claims arising under or related to this Agreement, whether in contract, tort or otherwise, shall not exceed the total amount of fees paid by Company to VADUS under this Agreement. This limitation shall not apply to Sections 9.b.(i), 9.b.(ii), and 9.e. of this Agreement.


11. General

     a. Assignment. No assignment by VADUS of this Agreement or any sums due under it will be binding on Company without Company's prior written consent.

     b. Applicable Law and Forum. This Agreement shall be governed and construed in accordance with the laws of the State of South Carolina without regard to the conflicts of laws or principles thereof.

     c. Notices. Any notice or other communication required or permitted under this Agreement ("Notice") shall be given in writing and delivered by hand or by registered or certified mail, postage prepaid and return receipt requested, to the following persons (or their successors pursuant to due notice):

 If to Company:                            If to VADUS:

 Span-America Medical Systems, Inc.        VADUS, Inc.
 70 Commerce Center                        Five Market Square
 Post Office Box 5231 (Zip Code 29606)     Suite 201/203
 Greenville, South Carolina 29615          Amesbury, Massachusetts 01913
 Attention:  Mr. James Ferguson            Attention: Mr. John Marano

 With copies to:

 Wyche, Burgess, Freeman & Parham, P.A.    Pep & Hazard LLP
 44 East Camperdown Way                    Goodwin Square
 Post Office Box 728 (Zip Code 29602-0728) 225 Asylum Street, 20th Floor
 Greenville, South Carolina  29601         Hartford, Connecticut  06103
 Attention:  James M. Shoemaker, Esquire   Attention: Walter W. Simmers, Esquire

         Notices shall be deemed delivered upon the earlier of receipt by the recipient or three days after mailing as specified herein.

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     d.  Waiver.  No waiver by either  party of any breach by the other party of any of the provisions of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other provisions hereof. No such waiver shall be effective unless in writing and then only to the extent expressly set forth in writing.

     e. Entire Agreement. This Agreement, including Schedule 1 or other agreements or exhibits attached hereto or that reference the Agreement and that have been signed by both parties, constitutes the entire agreement between Company and VADUS. This Agreement supersedes all proposals or prior agreements, oral or written, and any other communications between the parties relating to the subject matter hereof.

     f. Modifications. No modification of this Agreement shall be effective unless in writing and signed by both parties.

     g. Severability. If any provision of this Agreement is invalid or unenforceable under any statute, rule of law or judicial order, the provision is to that extent to be deemed omitted, and the remaining provisions shall not be affected in any way.

     h. Force Majeure. Neither party shall be liable for any failure of or delay in performance of the Agreement for the period that such failure or delay is due to acts of God, public enemy, civil war, strikes or labor disputes. Each party agrees to give Notice to the other party promptly of the occurrence of any such cause and to carry out this Agreement as promptly as practicable after such cause is terminated.

     i. Headings. The headings in this Agreement are finding aids only and shall have no effect on the meaning of the terms of this Agreement.

     j. Survival of Terms. Any terms of this Agreement that by their nature extend beyond the termination of this Agreement remain in effect until fulfilled. Such terms include, but are not limited to, Sections 4,5,7 and 9. Additionally, if any Offer Notice is outstanding under Section 5.b at the time of termination, such Offer Notice and the rights and obligations of Section 5.b related to the subject matter of such Offer Notice shall survive until their natural termination under Section 5.b.

     k. Authority, Counterparts. Each person signing this Agreement covenants that he or she is duly authorized by all necessary and appropriate corporate actions to execute this Agreement. The parties may execute this Agreement in counterparts and, without limitation, may deliver executed copies by fax.

     l. Attorneys' Fees. If any litigation shall ever occur between the parties arising from or related to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs from the non-prevailing party. This includes, without limitation, the recovery of any reasonable attorneys' fees and costs incurred in addressing violations of this Agreement prior to litigation.

     m. Negotiated Document. The parties acknowledge that this is a negotiated document. No party to this Agreement shall be deemed to be the drafter of it and any construction of its terms shall be without regard to any rules of construction concerning the drafter.

         Executed by the parties hereto as an instrument under seal as of the Effective Date written above.

COMPANY:                               VADUS:


                               (Seal)                                     (Seal)
-------------------------------        ------------------------------------
Signature                              Signature


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Title                                  Title

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Date                                   Date


















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                                   SCHEDULE 1
                                    Services

VADUS shall provide the following services:

1. Relocation and setup of Company's production facility for the Secure IV product, which includes, but is not limited to, VADUS:

     a. Preparing a plan for the relocation of the production line for the Secure IV product (the "Secure IV Production Line") currently located in Haverhill, Massachusetts to Company's South Carolina facility;

     b. Overseeing and assisting in disassembly of Secure IV Production Line in Haverhill, Massachusetts;

     c. Overseeing and assisting with packing and relocation of the Secure IV Production Line;

     d. Overseeing and assisting with the setup of the Secure IV Production Line in Company's South Carolina facility;

     e. Assist in revalidating the Secure IV Production Line upon completion of setup in South Carolina;

     f. Providing instruction and hands on training to Company personnel in the operation of the Secure IV Production Line;

     g. Assisting with problem identification and resolution associate with the Secure IV Production Line; and

     h. Assisting with establishment of relationships between Company and vendors and supplier associated with the Secure IV Production Line, including, but not limited to:

                i. Plastic and rubber parts mold  development;
                ii.  Plastic and parts  molding;  and
                iii.  Needles.

2. Sales and marketing support, which includes, but is not limited to, VADUS:

     a. Conducting marketing studies of products or services created from the assets acquired pursuant to the Purchase Agreement or created from Services provided by VADUS under this Agreement, including in-hospital product evaluations;

     b. Training Company sales people; and

     c. Assisting Company's commercialization team in defining strategies for commercializing products or services created from the assets acquired pursuant to the Purchase Agreement or created from Services provided by VADUS under this Agreement.

3. Enhancement of production process, which includes, but is not limited to, VADUS:

     a. Assisting in the improvement of the existing production process to increase productivity and reduce costs; and

     b. Assisting in the automation of the existing production process.

4. Development of new products and extensions to existing product lines, which includes, but is not limited to, VADUS:

     a. Creating and providing Company an outline of opportunities for new products and current product line extensions (individually, an "Opportunity, and

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collectively, "Opportunities");

     b. Preparing a development plan for each Opportunity Company elects to pursue, which plan shall include, but is not limited to, timeframes, resources, milestones, reporting requirements, and all information known by VADUS regarding the potential to successfully patent or the susceptibility to claims of infringement against each such Opportunity; and

     c. Upon approval of the plan by Company, which shall occur within the earlier of (i) 30 days of submittal of the development plan by VADUS to Company if a patent search is not required by the Company, or (ii) if a patent search is required by the Company, within 30 days after receipt of the results of the patent search by the Company, unless Company objects to the development plan, in which case such objection must be communicated within the applicable 30 day period, VADUS shall commence execution of the development plan.

All Services identified in Sections 1, 2, and 3 of this Schedule 1 are Services related to the Field. The Services provided in Section 4 of this Schedule 1 consist of both Services related to the Field and Nonfield Services. Upon identification of Opportunities, VADUS shall designate each one as either a Service related to the Field or a Nonfield Service.

























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